UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2020

Hilton Worldwide Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36243	27-4384691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7930 Jones Branch Drive, Suite 1100, McLean, Virginia 22102
(Address of Principal Executive Offices) (Zip Code)
(703) 883-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2020, Hilton Worldwide Holdings Inc. (the “Company”) and Ian Carter, Executive Vice President and President, Global Development, agreed that Mr. Carter would move to a short-term advisory role with the Company, effective July 4, 2020 and ending no later than December 31, 2020. Mr. Carter’s roles and responsibilities as Executive Vice President and President, Global Development will be distributed throughout the Company’s leadership structure. In his advisory role, which will continue until the earlier of December 31, 2020 and the date on which he begins new employment, Mr. Carter will be paid his 2020 base salary, subject to the COVID-19 salary reduction currently in effect for members of the Company’s Executive Committee. In accordance with the Company’s bonus plan for retirement-eligible individuals, Mr. Carter will receive a pro-rated bonus for 2020 of $420,000. Mr. Carter also will be eligible to receive severance benefits in accordance with the terms of the Hilton Worldwide Holdings Inc. Executive Severance Plan, a copy of which has been filed with the Securities and Exchange Commission. In connection with his upcoming departure from the Company, Mr. Carter has entered into a separation and release agreement, pursuant to which he will be subject to customary confidentiality and restrictive covenant provisions, including non-disparagement, non-competition and non-solicitation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON WORLDWIDE HOLDINGS INC.

By:	/s/ Kristin A. Campbell
Name:	Kristin A. Campbell
Title:	Executive Vice President, General Counsel and Secretary

Date: June 19, 2020